SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                 April 15, 2004
                                 ----- --- ----
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              ------ -------- ----
           (Name of Small Business Issuer as specified in its charter)

            Nevada                                          86-0913802
            ------                                          ----------
   (State or other jurisdiction of                       (I.R.S. employer
    incorporation or organization                       identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608




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In this current  report  references to "Viking,"  "we," "us," and "our" refer to
Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

General

     On December 22, 2003, Viking entered into an Asset Purchase Agreement ("Purchase Agreement") with Vista Medical Systems, Inc. ("Vista"), a Delaware corporation. Pursuant to the Purchase Agreement, Viking agreed to purchase, subject to the terms and conditions of the Purchase Agreement, certain assets used by Vista in its medical device and technology business (the"Medical Technology Business"). The closing of the Purchase Agreement ("Closing") occurred on April 15, 2004. In addition to the purchase of assets from Vista, at Closing Viking entered into a "License Agreement" with Vista whereby Viking now has the exclusive, worldwide license to commercialize certain intellectual property owned by Vista which is used in the Medical Technology Business.

Description of Business

     The purchase of the assets and the licensing of the technologies from Vista will, allow us to operate the Medical Technology Business. We intend, through our operations of the Medical Technology Business, to develop, manufacture and market products which provide surgeons and interventional physicians performing complex minimally invasive procedures with a more effective, ergonomic method of visualization of anatomical structures. Our products will involve 3-D Visualization which is generally regarded as a critical enabler to the broader adoption of complex minimally invasive procedures in numerous clinical specialties.

     We anticipate that our principal product line related to the Medical Technology Business will be the Endosite Advanced Visualization and Information System for general surgery, which combines a stereo head mounted display with 3-D video cameras to provide critical visual information during complex minimally invasive procedures, combined with the real-time ability to view new additional information in a voice-controlled, picture-in-picture format to facilitate decision-making. The head mounted display, incorporating picture-in-picture capability and voice control, is designed to give the surgeon

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ergonomic  real-time  access to such critical  information,  integrated with the anatomical images generated by the endoscopic camera system.

     All necessary 510(k) clearances and CE marks which are required to market the components of the EndoSite System have been received.

General Terms of the Purchase Agreement

     At Closing, we acquired from Vista, the assets relating to the Medical Technology Business for the following consideration: (i) cash in an amount of $158,717.74; (ii) the issuance of 3,054,000 shares of Viking common stock to Vista; and (iii) the assumption of certain liabilities relating to the Medical Technology Business and the assets purchased.

     Currently 21 employees of Vista are employed in the Medical Technology Business. One of these employees will retain employment with Vista and we have offered the remaining employees employment in our operation of the Medical Technology Business.

     We have agreed to appoint John Lyons, the CEO of Vista, to our board of directors at the time of the Closing of the purchase transaction. We anticipate that Mr. Lyon will assume a position on the Viking Board in the near future.

License Agreement

     In addition to the assets we purchased from Vista, we also licensed certain "Intellectual Property" from Vista. The Intellectual Property we are licensing includes any and all patents, patent registrations, patent applications, data rights, utility models, business processes, trademarks, trade secrets, know how, trade names, registered or unregistered designs, mask works, copyrights, moral rights and any other form of proprietary protection afforded by law to intellectual property, or any applications therefore, which arises or is enforceable under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime which relate to the Medical Technology Business.

     The License Agreement requires us to pay a royalty of 5% of gross revenues (as defined in the License Agreement) for certain product sales transactions and 10% of gross revenues for other product sales transactions. The License
Agreement grants us the worldwide, exclusive license to use the Intellectual Property to manufacture, market, sublicense or otherwise commercialize products using the technology included in the Intellectual Property. The License Agreement provides for minimum annual royalties ranging from $150,000 to $375,000 per year.

     The royalties agreed to in the License Agreement are to be paid until the earlier of the date on which we have paid Vista an aggregate of Four Million Five Hundred Thousand Dollars ($4,500,000) or the fifth anniversary of effective date of the License Agreement ("Total Royalty"). At the end of the fifth year or if we pay Vista the Total Royalty, Vista is required to assign and transfer to us all of Vista's rights, title and interests in and to the Intellectual Property for no additional consideration. If we fail to pay the required minimum royalties are otherwise breach the License Agreement, Vista may terminate the license.

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Consideration for the Acquisition

     The consideration we paid Vista pursuant to the Purchase Agreement was negotiated at "arms length" and our management relied on representations made by Vista's management and other documents and information provided to us. Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the assets. These factors included the relative value of the assets, the present and past operations of the Medical Technology Business, the future potential of the Medical Technology Business, the continued employment of employees of the Medical Technology Business, and the potential benefit of the transaction to the stockholders of Viking.

     Our board of directors determined that the terms of the Purchase Agreement and License Agreement are reasonable based upon the above factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement and License Agreement are fair from a financial point of view.

Interests of Certain Persons

     Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between Viking or any of our directors, executive officers or their affiliates, on the one hand, and Vista or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

     At the time of the Closing, we appointed Joseph A. Warrino, as our Chief Financial Officer and Secretary. Mr. Warrino was the controller of the Vista's Medical Technology Business. Mr. Warrino's resume is as follows:

     Joseph Warrino. Mr Warrino was appointed the Chief Financial Officer and Secretary of Viking on April 16, 2004. From 2000 to April 16, 2004, he was the controller of Vista Medical Technologies, Inc. From 1999 to 2000 he was a Division Controller and Human Resources Manager of DT Industries, Inc. Lasko Company. M From 1998 to 1999, he was a senior cost accountant for Visat Medical Technologies, Inc. From 1989 to 1998, Mr. Warrino worked as an accountant for several different companies. Mr. Warrino earned his BS Degree in accounting from Salem State College and his AS Degree in Management from Middlesex Community College.

     On April 15 we appointed Ronald Walrod as a director of Viking. Mr. Walrod's resume is as follows:

     Ronald Walrod. Mr. Walrod was appointed a director of Viking on April 15, 2004. He has served as President, Chief Executive Officer and director of JMAR Technology since October, 2002 of JMAR Technology. From 1998 to 2000, Mr. Walrod served as President and CEO of Kinetic Probe, a privately-held company engaged in the development of semiconductor probe cards. While there, he established a

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new business model for the start-up  operation and secured  funding from a range of sources to develop and commercialize its product. From 1996 to 1998, Mr. Walrod served as President and CEO of Nautronix, a leading supplier of dynamic positioning, autopilot and automation systems for marine applications. From 1984 to 1993, Mr. Walrod served as President and CEO of Applied Remote Technology, Inc. (ART), a company he founded to develop autonomous undersea vehicle (AUV) systems, advanced undersea sensors, and acoustic communications links, all of which have both commercial and military applications. The effectiveness of ART's AUV and sensor systems earned the Company recognition as a leading innovator in the field and led directly to ART's acquisition by General Dynamics. Mr. Walrod graduated with Honors from the United States Coast Guard Academy and earned both Masters of Science and Professional Engineer Degrees from the Massachusetts
Institute  of   Technology   in  1970,   and  received  a  Masters  of  Business
Administration degree from the University of San Diego in 1983. He was awarded a fellowship for graduate studies in Ocean Engineering from the National Science Foundation and has twice received the Industrial Research and Development IR 100 Award for Remotely Operated Vehicles developed under his direction. Mr. Walrod holds a United States Patent for "Comminution by Cryogenic Electrohydraulics" that was issued in 1998.

     Viking was originally engaged in the computer training and services business but we terminated those operations in December 2002. In November 2003, our Board of Directors, as then constituted, considered and approved a proposal from a third party relating to a change of Viking's business plan and an infusion of capital. The new Board of Directors adopted a business plan which calls for Viking to engage in the business of development, manufacturing and marketing of medical devices. As stated in Item 2 above, on April 15, 2004, we acquired assets of Vista Medical Technologies which were used in Vista Medical Technologies' medical device and technology business. Dennis Blomquist was an officer and a director of Viking when we changed our business plan in November 2003. At the request of new management of Viking, Dennis Blomquist agreed to serve as an interim chief financial officer and as an interim director of Viking until various SEC filings had been completed and the Vista acquisition closed. Since November 2003, we have become current in all of our SEC filings. We have also completed the acquisition of assets of Vista, we have appointed Mr. Warrino as chief financial officer of Viking and we have appointed Ronald Walrod as a director of Viking. As result of the completion of these matters, and at Viking's request and Mr. Blomquist's agreement, Mr. Blomquist tendered his resignation as a director and chief financial officer of Viking. Mr. Blomquist's resignation was not the result of any disagreement or dispute with Viking or with any policy or action of Viking but was effected as part of the long term business plan of Viking with Mr. Blomquist's concurrence.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements and (b) Proforma Financial Statements

     We will file, as an amendment to this report and within the time period set forth in Item 7, the financial statements and/or pro forma financial information specified in Regulation S-X, as promulgated under the Securities and Exchange Act of 1934, as amended, together (as appropriate) with the signed accountants reports as provided in Regulation S-X.

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(c) Exhibits.

        Exhibit No.            Title

        2.1                    Asset Purchase Agreement *
        10.1                   Patent and Technology License Agreement *

        * Filed as an exhibit to a Form 8-K filed by Viking on December 22, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2004                     VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       -------------------------------
                                           Thomas B. Marsh,
                                           President/Chairman of the Board







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